SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) July 6, 2004
                                                          --------------

                         HEALTH SYSTEMS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



Nevada                                0-24681                    82-1513245
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 or incorporation)                                          Identification No.)



405 N. Reo Street, Suite 300,  Tampa, Florida                    33603
--------------------------------------------------------------------------------
                   (Address)                                   (Zip Code)

Registrant's telephone number, including area code (813) 282-3303
                                                   --------------


              ----------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

            On July 6, 2004, Healthcare Quality Solutions, Inc. ("HQS"), our operating subsidiary, entered into a loan and security agreement (the "Agreement") with Stanford Venture Capital Holdings, Inc. ("Stanford") pursuant to which Stanford agreed to advance an aggregate of $1.6 million to HQS pursuant to a revolving credit facility. Stanford is the owner of a majority of our issued and outstanding common stock and all of our issued and outstanding preferred stock. The Agreement provides for aggregate availability of up to $1.6 million, subject to our satisfaction of certain conditions in the Agreement, including $400,000 expected to be paid during July 2004 in respect of accrued liabilities to the Internal Revenue Service and the balance of $1.2 million of availability as follows:

                  July 6, 2004              $300,000
                  July 31, 2004             $550,000
                  August 15, 2004           $850,000
                  October 15, 2004          $1,050,000
                  November 15, 2004         $1,200,000

            The increase of the availability on August 15, 2004 and October 15, 2004 is subject to our achieving a consolidated EBITDA (before professional costs associated with our filing of the registration statement described below and before costs associated with an Investors Relations Agreement with American Capital Ventures, Inc.) of ($50,000) or better during the three months ended June 30, 2004. The increase of the availability on November 15, 2004 is further subject to our achieving a consolidated EBITDA of $50,000 or better (before professional costs associated with the registration statement and before costs associated with the Investors Relations Agreement) during the three months ended September 30, 2004.

            The loan accrues interest at the rate of 8% per annum and principal matures and becomes payable in three years on June 30, 2007. The loan is secured by a security interest in all of our assets and the assets of HQS and a corporate guaranty that we have executed in favor of Stanford.

            Additionally, as consideration for entering into the Agreement, Stanford received warrants ("Warrants") to purchase an aggregate of 720,000 shares of HSS's common stock. The exercise price of the Warrants is $0.001 per share and the Warrants expire on June 30, 2009. Stanford has assigned 360,000 Warrants to four of its employees pursuant to a warrant assignment agreement. We are obligated to register the shares of common stock issuable upon exercise of the Warrants pursuant to a registration rights agreement. If we do not file a registration statement by December 31, 2004, we must pay liquidated damages equal to 72,000 shares of common stock for each month that the registration statement is not filed.

         The summary of the Loan Agreement and the related documents are qualified by reference to the complete text of the agreements, which are filed in their entirety as exhibits to this Current Report.

         In addition, under an unrelated transaction, effective July 6, 2003, Stanford provided us with a notice of conversion pertaining to all shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock held by Stanford. In accordance with our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock designations and conversion rights thereunder, we have issued an aggregate of 8,130,342 shares of our common stock to Stanford. Subsequent to the conversion, there are no shares of our preferred stock outstanding.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c. Exhibits.

10.1     Loan and Security Agreement dated July 6, 2004 by and among HQS and
         Stanford.

10.2     Warrant Purchase Agreement dated July 6, 2004 by and between HSS and
         Stanford

10.3 Warrant Assignment Agreement dated July 6, 2004 by and between Stanford, Daniel Bogar, Ronald Stein, William Fusselmann and Osvaldo Pi.

10.4 Registration Rights Agreement dated as of July 6, 2004 among HSS, Stanford, Daniel Bogar, Ronald Stein, Osvaldo Pi and William Fusselman


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Health Systems Solutions, Inc.


                                                     By:  /s/ B. M. Milvain
                                                        ------------------------
                                                              B.M. Milvain,
                                                        Chief Executive Officer

July 6, 2004